Exhibit 10.2

CUSTOM TRUCK ONE SOURCE, INC.

May 21, 2021

Robert Blackadar

Dear Rob:

You and Custom Truck One Source, Inc. (f/k/a NESCO Holdings, Inc., the “Company”) are parties to that certain employment agreement, dated as of May 13, 2019 (the “Employment Agreement”), which sets forth the terms of your employment with the Company. As we have discussed, there may be some changes in roles and responsibilities at the Company as we progress and grow. In light of this, the Company would like to offer you the opportunity to amend your Employment Agreement to provide you more time to consider any changes that may be made to your role with the Company by extending the period within which you claim Good Reason (within the meaning of the Employment Agreement) resulting from any such changes.

By your signature to this letter, the Employment Agreement will be deemed amended to delete the second proviso of the definition of “Good Reason” in Section 4(e) of the Employment Agreement and replace it in its entirety with the following: “and provided, further, that “Good Reason” shall cease to exist for an event on the 120th day following the later of its occurrence or Executive’s actual knowledge thereof, unless Executive has delivered a Notice of Good Reason prior to such date”.

All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, will remain in full force and effect. This letter and the Employment Agreement represent the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior arrangements and understandings regarding same.

Please sign and date this letter and return it to me to indicate your acceptance of the amendment to your Employment Agreement.

Sincerely,

CUSTOM TRUCK ONE SOURCE, INC.

By:	/s/ Adam Haubenreich
Name:	Adam Haubenreich
Title:	Vice President – General Counsel, Secretary

Accepted and Agreed by:

/s/ Robert Blackadar
Robert Blackadar

[Signature Page to Good Reason Extension Letter]